UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2018

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Memorial Drive, Suite 300 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01                  Other Events.

On January 8, 2018, we reported in a press release that we could receive up to $47 million in target validation and option exercise fees under our collaboration and option agreement with Incyte Corporation.  This number should have been reported as $54 million.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding potential fees to be received under our collaboration and option agreement with Incyte. Actual results or events could differ materially from the expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the ability of the parties to successfully research, develop and commercialize products under the collaboration and option agreement and our ability to comply with our obligations under and otherwise maintain the collaboration and option agreement with Incyte on the agreed upon terms; risks described under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which is on file with the SEC; and risks described in other filings that we make with the SEC in the future. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof, and we expressly disclaim any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: January 12, 2018	By:	/s/ Gerald E. Quirk
Gerald E. Quirk
Chief Legal & Administrative Officer

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